Exhibit 10.01

FIRST AMENDMENT
TO THE
XCEL ENERGY INC.
EXECUTIVE ANNUAL INCENTIVE AWARD PLAN

(AMENDED AND RESTATED EFFECTIVE FEBRUARY 17, 2010)

WHEREAS, the Board of Directors of Xcel Energy Inc. (the “Company”) has determined that it is in the best interests of the Company to amend the Company’s Executive Annual Incentive Award Plan, amended and restated effective as of February 17, 2010 (the “Plan”) to allow the Governance, Compensation and Nominating Committee to delegate to an executive officer the ability to administer the plan with respect to Incentive Awards for employees who are not subject to Section 16 of the Securities Exchange Act of 1934 and to make certain other modifications to the provisions relating to the payment of Incentive Awards.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended by this First Amendment, effective as of February 20, 2013, as follows:

ARTICLE III, ADMINISTRATION, is hereby amended by adding the following sentence as the last sentence of that Article:

“To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Incentive Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either members of the Committee or executive officers of the Company.”

ARTICLE VI, DETERMINATION OF INCENTIVE AWARDS, is hereby amended by amended and restating the last sentence of that Article as follows:

“Subject to any deferral election as provided in Article Xlll hereof, Incentive Awards earned or otherwise awarded will be paid on or before March 15th of the year following the last day of the applicable Incentive Period.”

ARTICLE VII, CERTAIN ELECTIONS OF FORM OF PAYMENT OF INCENTIVE AWARDS, is hereby amended by amending and restating subsection (b) of that Article as follows:

“The restrictions described above shall commence on the Payment Date as of which the restricted Shares are issued and terminate with respect to (i) one-third of the Shares on the first anniversary of the Payment Date, (ii) one-third of the Shares on the second anniversary of the Payment Date and (iii) one-third of the Shares on the third anniversary of the Payment Date.”

Except as hereinabove set forth, the Xcel Energy Inc. Executive Annual Incentive Plan, amended and restated effective as of February 17, 2010, shall continue in full force and effect.